Exhibit 99.1


               Semtech Announces Fiscal Year 2008 Third
                           Quarter Results


    --  Q3 Orders Highest in Semtech History

    --  Q3 Revenue Highest in Semtech History

    --  Revenue up 17% over Previous Quarter

    --  85% Sequential Increase in GAAP EPS


    CAMARILLO, Calif.--(BUSINESS WIRE)--November 27, 2007--Semtech Corporation (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for its third quarter of fiscal year 2008 that ended October 28, 2007.

    Net sales for the third quarter of fiscal year 2008 were $78.6 million, up 23.3 percent from the third quarter of fiscal year 2007 and up 17.2 percent when compared to the second quarter of fiscal year 2008.

    Net income for the third quarter of fiscal year 2008, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $16.0 million or 24 cents per diluted share. GAAP net income was $6.3 million or 9 cents per diluted share in the third quarter of fiscal year 2007 and was $9.0 million or 13 cents per diluted share in the second quarter of fiscal year 2008.

    Gross profit margin for the third quarter of fiscal year 2008 was
54.6 percent compared to 54.2 percent in the third quarter of fiscal year 2007 and 55.2 percent in the second quarter of fiscal year 2008.

    The company's tax rate for the fiscal third quarter was favorably impacted by a beneficial shift in regional income and favorable tax treatment in Switzerland due to the weakening US dollar in relation to the Swiss Franc. On a GAAP and Non-GAAP basis, these factors contributed approximately 5 cents to fully diluted earnings per share in the third quarter.

    Non-GAAP net income for the third quarter of fiscal year 2008 was $19.4 million or 29 cents per diluted share. Non-GAAP net income was $14.1 million or 19 cents per diluted share in the third quarter of fiscal year 2007 and was $12.5 million or 18 cents per diluted share in the second quarter of fiscal year 2008.

    Non-GAAP gross profit margin for the third quarter of fiscal year 2008 was 55.0 percent. Non-GAAP gross profit margin for the third quarter of fiscal year 2007 was 54.7 percent and 55.4 percent in the second quarter of fiscal year 2008.

    Non-GAAP results exclude the impact of stock based compensation, the amortization of acquisition-related intangibles, expenses associated with a now settled litigation against an insurer, the gain on sale of an unused parcel of land, and expenses related to the Company's now completed investigation into its historical stock option practices, and now completed restatement of past financial statements. Non-GAAP results also exclude the impact of ongoing stock option related matters including an inquiry by the SEC, a federal grand jury subpoena, and derivative and class action litigation.

    New orders exceeded shipments, resulting in a book-to-bill ratio above one. Demand was strongest in the areas of computing, industrial and handheld equipment.

    Operating expenses for the third quarter of fiscal year 2008 included approximately $0.8 million related to the SEC inquiry, the grand jury subpoena, the derivative and class action litigation, and other matters related to historical stock option practices. In the second quarter of fiscal year 2008 these expenses were $0.9 million.

    Semtech had $265.8 million of cash, cash equivalents and marketable securities as of October 28, 2007, which was up from $234.4 million at the end of the second quarter of fiscal year 2008.

    Mohan Maheswaran, Semtech's President and Chief Executive Officer, commented, "Semtech had a great third quarter performance resulting in the highest quarterly revenue in the company's 47 year history. In addition, the very strong sequential increase in GAAP EPS demonstrates that the strategic and execution improvements we have put in place are resulting in the operating leverage we anticipated."

    The results announced today are preliminary, as they are subject to customary quarterly independent auditor review procedures. As such, these results are subject to revision until the Company files its Quarterly report on Form 10-Q for the third quarter of fiscal year 2008.

    Fourth Quarter Outlook

    Semtech estimates net sales for the fourth quarter, which ends January 27, 2008, will be flat to down four percent compared to the third quarter. GAAP earnings for the fourth quarter of fiscal year 2008 are expected to be 25 to 26 cents per diluted share including the impact of the insurance recovery discussed below.

    Non-GAAP earnings for the fourth quarter are expected to be 24 to 25 cents per diluted share. Non-GAAP earnings for the fourth quarter are prior to stock-based compensation expense, net impact of insurance litigation settlement, amortization of intangibles and certain legal expenses.

    Settlement of Insurance Litigation

    Yesterday, Semtech entered into a written settlement agreement under which it will receive $6.5 million from an insurer in settlement of litigation brought by Semtech to recover $12 million it paid in fiscal year 2004 to resolve a dispute with a customer. Details of the settlement are contained in the Form 8-K Semtech filed today.

    This settlement with the third, and final, defendant fully resolves the litigation and is payable in cash in two installments in fiscal year 2009. The entire amount of the third settlement is expected to be recognized as income in the fourth quarter of fiscal year 2008. Net of related legal expenses, the settlement is expected to contribute approximately 7 cents to GAAP fully diluted earnings per share in the fourth quarter.

    Information on the first two settlements, which totaled slightly over $3 million, is contained in Semtech's Form 8-Ks filed on July 7, 2005 and July 19, 2005. Legal expenses from the inception of the litigation through the third quarter of fiscal year 2008 have been expensed as incurred and total approximately $5 million. On a net basis, Semtech has recovered approximately $4.5 million of the $12 million paid to the customer.

    About Non-GAAP Financial Measures

    To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross margin, net income and earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, acquisition related amortization of intangibles, and other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above, and reconciliations of GAAP results for the third quarter of fiscal year 2008 and 2007, respectively and the second quarter of fiscal 2008, appear with the financial statements later in this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words.

    Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company's products in particular, competitors' actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2007, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                         SEMTECH CORPORATION
                GAAP CONSOLIDATED STATEMENTS OF INCOME
            (Table in thousands - except per share amount)

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                         Oct 28,     Oct 29,     Oct 28,     Oct 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                         Q3 2008     Q3 2007
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

Net sales                  $78,556     $63,711    $206,170    $194,575
Cost of sales               35,695      29,188      93,066      86,778
                       ----------- ----------- ----------- -----------
Gross profit                42,861      34,523     113,104     107,797

Operating costs and
 expenses:
Selling, general and
 administrative             17,764      19,952      53,888      52,588
Product development
 and engineering            11,206       9,628      31,792      30,519
Acquisition related
 items                         276         276         827         916
Insurance recovery
 litigation legal
 expenses                      416          32         915         298
                       ----------- ----------- ----------- -----------

Total operating costs
 and expenses               29,662      29,888      87,422      84,321

Operating income            13,199       4,635      25,682      23,476

Interest and other
 income, net                 3,055       3,509      12,312       9,592
                       ----------- ----------- ----------- -----------

Income before taxes         16,254       8,144      37,994      33,068
Provision/(credit) for
 taxes                         284       1,798       5,071       6,535
                       ----------- ----------- ----------- -----------

Net income                 $15,970     $ 6,346    $ 32,923    $ 26,533
                       =========== =========== =========== ===========

Earnings per share:
Basic                      $  0.25     $  0.09    $   0.49    $   0.37
Diluted                    $  0.24     $  0.09    $   0.47    $   0.36

Weighted average
 number of shares:
Basic                       63,726      72,298      67,692      72,388
Diluted                     66,347      73,718      69,612      74,095




                         SEMTECH CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                         (Table in thousands)

                                                 Oct 28,   January 28,
                                                  2007        2007
                                               ----------- -----------
                                               (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                       $220,908    $162,674
  Temporary investments                             35,675     125,979
  Receivables, less allowances                      31,821      25,588
  Inventories                                       24,219      20,493
  Deferred income taxes                              2,732       3,495
  Other current assets                               8,953      17,698
                                               ----------- -----------
  Total Current Assets                             324,308     355,927

Property, plant and equipment, net                  35,055      40,573
Long-term investments                                9,253      49,827
Other assets                                         7,497      10,166
Goodwill                                            32,541      32,687
Other Intangibles                                    3,457       4,284
Deferred income taxes                               35,100      28,190
                                               ----------- -----------
     Total Assets                                 $447,211    $521,654
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $ 14,331    $  9,909
  Accrued liabilities                               17,188      14,950
  Deferred revenue                                   1,452       2,151
  Deferred income taxes                              1,483       1,500
  Income taxes payable                               1,497       1,974
                                               ----------- -----------
     Total Current Liabilities                      35,951      30,484

Other long-term liabilities                          7,682       7,450
Accrued Taxes                                        5,266           -
Deferred income taxes - Non Current                  2,522       2,539

Shareholders' equity                               395,790     481,181
                                               ----------- -----------
     Total Liabilities & Equity                   $447,211    $521,654
                                               =========== ===========




                         SEMTECH CORPORATION
 Supplemental Information - Notes to Consolidated GAAP Statements of
                                Income
           (Table in thousands - except per share amounts)

FAS 123R requiring the expensing of stock based compensation was adopted starting in the quarter ended April 30, 2006.
    GAAP based results include pre-tax stock based compensation charges as follows:

                                        Three Months    Nine Months
                                            Ended           Ended
                                       --------------- ---------------
                                       Oct 28, Oct 29, Oct 28, Oct 29,
                                        2007    2006    2007    2006
                                       ------- ------- ------- -------
Stock Option Expense                   Q3 2008 Q3 2007
-------------------------------------- ------- ------- ------- -------
Cost of sales                           $  379  $  351 $   871 $   857
Selling, general and administrative     $2,627   2,470 $ 6,705   7,892
Product development and engineering     $  994     942 $ 2,848   3,202
                                       ------- ------- ------- -------
Total stock-based compensation          $4,000  $3,763 $10,424 $11,951
                                       ======= ======= ======= =======




                         SEMTECH CORPORATION
       Financial bridge - GAAP to Non-GAAP Statements of Income
           (Table in thousands - except per share amounts)
           RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT:

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                         Oct 28,     Oct 29,     Oct 28,     Oct 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                         Q3 2008     Q3 2007
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

Gross profit, as
 reported (GAAP)           $42,861     $34,523    $113,104    $107,797

  Adjustments to GAAP
   gross profit:
  Stock-based
   compensation
   expense                     379         351         871         857

                       ----------- ----------- ----------- -----------
Non-GAAP Gross profit      $43,240     $34,874    $113,975    $108,654
                       =========== =========== =========== ===========




RECONCILIATION OF GAAP TO NON-GAAP NET INCOME:

                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                         Oct 28,     Oct 29,     Oct 28,     Oct 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                         Q3 2008     Q3 2007
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

Net Income, as
 reported (GAAP)          $15,970     $ 6,346     $32,923     $26,533

  Adjustments to GAAP
   net income:
  Acquisition related
   items                      276         276         827         916
  Insurance related
   legal expenses             416          32         915         298
  Option and
   restatement related
   expenses                   787       4,893       3,738       7,166
  Stock based
   compensation
   expense                  4,000       3,763      10,424      11,951
  Land Sale                     -           -      (1,300)          -
  Associated tax
   effect                  (2,069)     (1,253)     (5,036)     (2,344)

                       ----------- ----------- ----------- -----------
Net Income on a Non-
 GAAP basis               $19,380     $14,057     $42,491     $44,520
                       =========== =========== =========== ===========


Diluted GAAP earnings
 per share                $  0.24     $  0.09     $  0.47     $  0.36
  Adjustments per
   above                  $  0.05     $  0.10     $  0.14     $  0.24
                       ----------- ----------- ----------- -----------
Diluted non-GAAP
 earnings per share       $  0.29     $  0.19     $  0.61     $  0.60



    CONTACT: Semtech Corporation
             Todd German, Investor Relations, 805-480-2004